EXHIBIT 10.3
AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
     This AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (“Amendment”), by and between HUTCHINSON TECHNOLOGY INCORPORATED (“HTI”), a Minnesota corporation, HUTCHINSON TECHNOLOGY ASIA, INC., a Minnesota corporation (“Asia”; collectively HTI and Asia shall be referred to as the “Borrower”), whose address is 40 W. Highland Park, Hutchinson, Minnesota 55350, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, (the “Bank”), whose address is 135 South La Salle Street, Chicago, Illinois 60603, dated February 1, 2008.
R E C I T A L S:
     A. The Borrower and the Bank entered into that certain Second Amended and Restated Loan Agreement dated as of December 21, 2007 (the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Borrower evidenced by that certain Revolving Note dated as of December 21, 2007 in the maximum principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Revolving Note”).
     B. At the present time the Borrower requests, and the Bank is agreeable to amending the Loan Agreement as provided herein, pursuant to the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
A G R E E M E N T S:
     1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.
     2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.
     3. AMENDMENTS TO THE LOAN AGREEMENT.
     3.1. Section 7.5 of the Loan Agreement is hereby amended in its entirety to read as follows:
7.5 Distributions. HTI shall not, either directly or indirectly, purchase or redeem any shares of stock, or declare or pay any dividends (other than stock dividends), whether in cash or otherwise, or set aside any funds for any such purpose or make any distribution to its shareholders that, in the aggregate, exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) for the period commencing on February 1, 2008 and ending on January 31, 2011.

     4.    REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:
     4.1. Organization. Each Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The Articles of Incorporation, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank. HTI’s state issued organizational identification number is 1I-896 and Asia’s state issued organizational identification number is 5Y-334. The exact legal name of the Borrower is as set forth in the preamble of this Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.
     4.2. Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.
     4.3. No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the Articles of Incorporation of the Borrower or of any agreement binding upon the Borrower.
     4.4. Validity and Binding Effect. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
     4.5. Compliance with Loan Agreement. The representations and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently filed with the Securities and Exchange Commission and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 7, Section 8 and Section 9 thereof.
     4.6. No Event of Default. As of the date hereof, no Event of Default under Section 10 of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

     5.    CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:
     5.1. Amendment. This Amendment executed by the Borrower and the Bank.
     5.2. Other Documents. Such other documents, certificates and/or opinions of counsel as the Bank may request.
     6.    GENERAL.
     6.1. Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Amendment.
     6.2. Successors and Assigns. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.
     6.3. Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.
     6.4. References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.
     6.5. Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.
     6.6. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

HUTCHINSON TECHNOLOGY
INCORPORATED, a Minnesota corporation

By: Name:	/s/ Ruth N. Bauer Ruth N. Bauer
Title:	Treasurer

HUTCHINSON TECHNOLOGY ASIA, INC., a Minnesota corporation

By:	/s/ Ruth N. Bauer

Name:	Ruth N. Bauer
Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ A. Quinn Richardson

Name:	A. Quinn Richardson
Title:	First Vice President

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